EXHIBIT 32
Written Statement of Chairman of the Board and Chief Executive Officer and
Senior Vice President, Chief Financial Officer and Treasurer
Pursuant to 18 U.S.C. SECTION 1350
     In connection with the Quarterly Report of Extendicare Health Services, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2006 (the “Report”), I, Mel Rhinelander, Chairman of the Board and Chief Executive Officer of the Company, certify solely for purposes of complying with 18 U.S.C. § 1350 that based on my knowledge:
(1)	the Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Mel Rhinelander
Mel Rhinelander
Chairman of the Board and Chief Executive Officer
May 12, 2006
In connection with the Quarterly Report of Extendicare Health Services, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2006 (the “Report”), I, Richard L. Bertrand, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify solely for purposes of complying with 18 U.S.C. § 1350 that based on my knowledge:
(1)	the Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Richard L. Bertrand
Richard L. Bertrand
Senior Vice President, Chief Financial Officer and Treasurer
May 12, 2006

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